Exhibit 99

CONTACTS:
	Investors:	REGIS CORPORATION: Paul D. Finkelstein — Chairman & CEO Randy L. Pearce — Executive Vice President, CFO Kyle P. Didier — Vice President, Finance (952) 947-7000
For Immediate Release
	Media:	BERNS COMMUNICATIONS GROUP: Melissa Jaffin/Michael McMullan (212) 994-4660

REGIS REPORTS JUNE REVENUES GREW 14 PERCENT TO $176 MILLION
-Company Reaffirms Fiscal 2004 and 2005 Guidance-
-Company Provides First Quarter 2005 Outlook-

     MINNEAPOLIS, July 8, 2004 — Regis Corporation (NYSE:RGS), the global leader in the $140 billion hair care industry, today reported that consolidated revenues increased 14 percent in June 2004 to $176 million, compared to $154 million a year ago. The Company’s consolidated same-store sales for June increased 0.3 percent, which was below expectations.

     Consolidated revenues for the fourth quarter ended June 30, 2004, increased 13 percent to $508 million compared to $448 million a year ago. Same-store sales for the quarter increased 1.5 percent, which met the high-end of expectations.

     Consolidated revenues for fiscal year 2004 increased 14 percent to $1.92 billion compared to consolidated revenues of $1.68 billion for the same period a year ago. Same-store sales for the fiscal year increased 2.6 percent.

     “We are pleased to announce record sales results for the quarter and fiscal year ended June 30, 2004,” commented Paul D. Finkelstein, chairman and chief executive officer. “Once again, these results demonstrate that our strategy of adding salons organically and by acquisition consistently delivers strong total revenue growth.”

     Mr. Finkelstein further commented, “Total revenue for the quarter was consistent with our expectations. We remain comfortable that fiscal year 2004 earnings should be in-line with our guidance of $2.27 to $2.29 per diluted share, an increase of 18-to-19 percent.”

     Same-store sales were as follows:

	Monthly
	Current Year			Prior Year
	Service	Retail	Total	Service	Retail	Total
Regis Salons	-1.2%	-4.5%	-1.8%	-1.7%	-3.9%	-2.1%
MasterCuts	-1.3	-12.0	-3.7	0.7	-2.0	0.1
Trade Secret	-1.2	3.7	3.1	1.1	8.6	7.7
Strip Center Salons	-1.5	-3.1	-1.7	-1.0	2.9	-0.5
SmartStyle	5.8	5.1	5.5	6.3	6.9	6.5

Domestic Same-Store Sales	-0.3%	0.4%	-0.1%	0.0%	4.3%	1.3%

International Same-Store Sales	-0.4%	15.1%	3.1%	0.3%	26.9%	5.3%

Consolidated Same-Store Sales	-0.3%	2.0%	0.3%	0.1%	6.4%	1.8%

     International same-store sales for the month represent the 8-week period ended June 26, 2004 versus the 8-week period ended June 28, 2003.

	Quarterly
	Current Year			Prior Year
	Service	Retail	Total	Service	Retail	Total
Regis Salons	0.0%	-3.4%	-0.6%	-1.1%	-0.7%	-1.0%
MasterCuts	0.7	-9.8	-1.8	1.9	-0.9	1.2
Trade Secret	1.0	6.5	5.8	0.5	8.2	7.2
Strip Center Salons	-1.0	-2.0	-1.1	-0.4	3.3	0.1
SmartStyle	7.0	7.1	7.0	8.3	7.7	8.1

Domestic Same-Store Sales	0.8%	2.4%	1.3%	0.9%	4.9%	2.1%

International Same-Store Sales	-0.7%	17.7%	3.4%	0.8%	26.8%	5.6%

Consolidated Same-Store Sales	0.6%	3.5%	1.5%	0.8%	6.3%	2.4%

     International same-store sales for the quarter represent the 16-week period ended June 26, 2004 versus the 16-week period ended June 28, 2003.

	Annually
	Current Year			Prior Year
	Service	Retail	Total	Service	Retail	Total
Regis Salons	-0.2%	-1.4%	-0.4%	-1.7%	-2.9%	-1.9%
MasterCuts	0.7	-8.4	-1.6	0.7	-3.8	-0.4
Trade Secret	2.2	10.4	9.4	-1.5	3.7	3.0
Strip Center Salons	-0.9	2.1	-0.5	-0.9	-0.6	-0.9
SmartStyle	7.4	9.5	8.1	8.9	7.8	8.5

Domestic Same-Store Sales	0.8%	5.3%	2.2%	0.3%	1.8%	0.7%

International Same-Store Sales	-2.0%	30.2%	4.9%	2.0%	23.6%	6.0%

Consolidated Same-Store Sales	0.3%	8.1%	2.6%	0.4%	2.9%	1.2%

     International same-store sales for the year represent the 52-week period ended June 26, 2004 versus the 52-week period ended June 28, 2003.

First Quarter 2005 Outlook

     The following points pertain to the fiscal first quarter ending September 30, 2004:

•	Earnings per diluted share are expected to increase to a range of $0.59 to $0.62, compared to $0.55 for the same period a year ago.

•	Consolidated revenue is forecasted to grow 10 to 11 percent to a range of $507 to $511 million, compared to $461 million for the year ago period.

•	Consolidated same-store sales are projected to increase 0.0 to 1.0 percent. First quarter same-store sales are expected to be impacted by a combination of factors, including the anticipated continuation of modest service same-store sales, recent adjustments to the product selection at Regis Salons and MasterCuts, and Trade Secret same-store sales increases in the mid-single digit range.

Fiscal Year 2005 Outlook

     Guidance for fiscal 2005 remains unchanged. Excluding the benefit from future acquisitions, revenue for fiscal year 2005 is expected to increase 7-to-8 percent to $2.1 billion, with same-store sales forecasted to increase 1.0 to 2.0 percent. Earnings for fiscal year 2005 are forecasted to increase to a range of $2.43 to $2.47 per diluted share.

     Mr. Finkelstein continued, “We are currently reviewing several acquisition opportunities that are expected to contribute to our fiscal 2005 results. We anticipate that growth through acquisitions will again contribute to record revenue and earnings growth in fiscal year 2005.”

     Regis Corporation will release July 2004 revenue results, including same-store sales, on August 6, 2004. On August 24, 2004 the Company will release fourth quarter and fiscal year 2004 results.

     Regis Corporation, a Fortune 1000 company, is the largest owner, operator and franchisor of hair and retail product salons in the world. The Company operates and franchises over 10,000 salons utilizing several concepts including: Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle and Cost Cutters. These salons are located in the United States, Canada, France, Italy, United Kingdom, Spain, Germany, Belgium, Switzerland, Poland and Puerto Rico.

     Regis Corporation is headquartered in Minneapolis, Minnesota. The Company’s common stock is traded on the New York Stock Exchange under the symbol RGS. For additional information about the Company, including a reconciliation of non-GAAP financial information and our current financial outlook, please visit the Investor Information section of the corporate website at www.regiscorp.com.

     This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify and acquire salons that support its growth objectives; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth the Company’s Annual Report on Form 10-K for the year ended June 30, 2003 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 4, 2004. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

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